Exhibit 10.20

Execution Version

AMENDMENT NO. 1 TO
GAS TRANSPORTATION AGREEMENT

This Amendment No. 1 to Gas Transportation Agreement, dated as of August 5, 2015 (this “Amendment”), is entered into by and among PennTex North Louisiana, LLC, a Delaware company and successor in interest to PennTex North Louisiana Operating, LLC (“Transporter”), and MRD Operating LLC, a Delaware limited liability company (“Customer”). Transporter and Customer are each referred to herein as a “Party,” and collectively as, the “Parties.” Defined terms used but not defined herein have the meaning given to them in the Agreement (as defined below).
WHEREAS, the Parties entered into that certain Gas Transportation Agreement, dated as of April 14, 2015 (the “Agreement”), to provide for the transportation of Customer Gas on Transporter’s Transportation System; and
WHEREAS, the Parties desire to amend the Agreement in accordance with Article XV thereof as set forth herein.
NOW THEREFORE, in consideration of the premises of this Amendment and the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.Amendment to Article I. Article I of the Agreement is hereby amended by amending and restating the following definition, which shall read in full as follows:

“Gross Heating Value” shall mean the number of Btus produced by the complete combustion in air, at constant pressure of one (1) cubic foot of Gas, at a base temperature of sixty degrees Fahrenheit (60°F) and at a reference pressure base equal to 14.73 psia, with air of the temperature and pressure of the Gas, after the products of combustion are cooled to the initial temperature of the Gas, and after the air and water formed by the combustion is condensed to the liquid state. The gross heating value of the Gas shall be corrected for water vapor under testing conditions to the actual water vapor content of the Gas being delivered; provided, however, if the actual water vapor content is seven (7) pounds per 1,000,000 standard cubic feet of Gas or less, the Gas shall be deemed “dry” and no water vapor correction shall be made.
2.Governing Law. This Amendment shall be governed, interpreted and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions thereof.

3.Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Any signature delivered by a Party by facsimile transmission or electronically shall be deemed an original signature.

4.Integration with Agreement. This Amendment shall be and hereby is incorporated into and forms a part of the Agreement. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

[signature page follows]

Exhibit 10.20

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the date first written above.
MRD Operating LLC

By:    Memorial Resource Development Corp.,
its sole member

By:     /s/ Kyle N. Roane
Name:     Kyle N. Roane
Title:     Senior Vice President

PennTex North Louisiana, LLC

By:     /s/ Robert O. Bond
Name:     Robert O. Bond
Title:     Chief Operating Officer

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Execution Version

[Signature Page to Amendment No. 1 to Gas Transportation Agreement]

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Execution Version

[Signature Page to Amendment No. 1 to Gas Transportation Agreement]